AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER
("Agreement") is made as of this day of
10th day of June, 2016, between LMP Real
 Estate Income Fund Inc. (the
"Acquired Fund"), a Maryland corporation with its principal place of business at 620 Eighth Avenue, 49th Floor, New York,
 New York 10018, and Legg Mason
Funds Trust (the "Trust"), a Maryland
statutory trust with its principal place of business at 620 Eighth Avenue, 49th Floor,
 New York, New York 10018, on
behalf of its series, ClearBridge Real
Estate Opportunities Fund (the
"Acquiring Fund").

    WHEREAS, the Acquired Fund is a
closed-end management investment company registered pursuant to the Investment
 Company Act of 1940, as amended (the
"1940 Act");

    WHEREAS, the Acquiring Fund is
a series of the Trust, an open-end
management investment company
registered pursuant to the 1940 Act;

    WHEREAS, it is intended that,
for United States federal income tax
purposes (i) the transactions
contemplated by this Agreement shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue
Code of 1986, as amended (the "Code"),
and (ii) that the Agreement shall
constitute a "plan of reorganization"
 for purposes of the Code;

    WHEREAS, the reorganization will
 consist of the merger of the Acquired
Fund with and into the Trust pursuant
to the Maryland General Corporation Law
("MGCL") and Maryland Statutory Trust
 Act ("MSTA") as provided herein, and upon the terms and conditions hereinafter set forth in this Agreement;

    WHEREAS, the Acquired Fund currently
owns securities that are generally
assets of the character in which the
 Acquiring Fund is permitted to invest;

    WHEREAS, the Board of Trustees of the Trust
(the "Trust Board") has
determined, with respect to the Acquiring Fund,
 that the Merger (as hereinafter
defined) is in the best interests of the Acquiring Fund and its shareholders and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of this transaction;

    WHEREAS, the Board of Directors of
the Acquired Fund (the "Acquired Fund
Board") has determined, with respect to
the Acquired Fund, that the Merger
(as hereinafter defined) is in the best
interests of the Acquired Fund and its
stockholders and that the interests of
 the existing stockholders of the Acquired
Fund will not be diluted as a result of
this transaction;

    NOW, THEREFORE, in consideration of
the premises and of the covenants and
agreements hereinafter set forth, the p
arties hereto, intending to be legally
bound, agree as follows:

1.     BASIC TRANSACTION

1.1	The Merger. On and subject to the
1.2	 terms and conditions of this
Agreement, the Acquired Fund will merge
 with and into the Trust (the "Merger")
at the Effective Date (as defined
 in paragraph 1.3 below) in accordance with the MGCL and MSTA. The Trust shall be the surviving entity and investment
company registered pursuant to the
 1940 Act. The Acquired Fund shall cease to exist as a separate corporation and investment company.

    Each share of the Acquired Fund's
common stock, par value $0.001 per share
(the "Acquired Fund Common Stock"),
issued and outstanding immediately prior to the Effective Date will be converted into an equivalent dollar amount (to the nearest one tenth of one cent) of
Acquiring Fund Shares (as defined in paragraph
2.1(l)), based on the net asset value
 per share of each of the parties at 4:00
p.m. Eastern Time on the Business Day
prior to the Effective Date (the
"Valuation Time"). The Effective Date
 and the Business Day prior to it must each
be a day on which the New York Stock
Exchange is open for trading (a "Business
Day").
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    From and after the Effective Date,
the Acquiring Fund shall possess all of
the properties, assets, rights,
privileges and powers and shall be subject to all of the restrictions, liabilities, obligations, disabilities and duties of
the Acquired Fund (other than the investment objectives, policies, strategies or limitations of the Acquired Fund, whether fundamental or non- fundamental), all as provided under Maryland law.

1.3	Actions at Closing. At the
1.4	closing of the transactions contemplated by
this Agreement (the "Closing") on the
date thereof (the "Closing Date"), (i)
the Acquired Fund will deliver to the
Trust, on behalf of the Acquiring Fund,
the various certificates and documents
referred to in Article 6 below, (ii) the Trust, on behalf of the Acquiring Fund, will deliver to the Acquired Fund the
various certificates and documents referred to in Article 5 below, (iii) the Acquired Fund will file with the State
 Department of Assessments and Taxation
of Maryland (the "Department") articles
of merger (the "Articles of Merger")
and make all other filings or recordings
 required by Maryland law in connection
with the Merger.


    1.3 Effect of Merger. Subject to the
requisite approvals of the stockholdes
of the Acquired Fund, and to the other
 terms and conditions described herein,
the Merger shall become effective at such
 time as the Articles of Merger are
accepted for record by the Department or
 at such later time, not to exceed 30
days after such acceptance, as is specified
 in the Articles of Merger (the
"Effective Date"), and the separate corporate existence of the Acquired Fund shall cease. As promptly as practicable after the Merger, the Acquired Fund
shall delist the Acquired Fund Common Stock
 from the New York Stock Exchange
("NYSE") and its registration under the 1940
 Act shall be terminated. Any
reporting responsibility of the Acquired Fund
 is, and shall remain, the
responsibility of the Acquired Fund up to and including the Effective Date.

2.     REPRESENTATIONS AND WARRANTIES

    2.1 Representations and Warranties of the Acquiring Fund. The Trust, on
behalf of itself or the Acquiring Fund, as
 applicable, represents and warrants
to the Acquired Fund that the statements contained in this paragraph 2.1 are correct and complete in all material respects as of the execution of this Agreement on the date hereof. The Trust, on behalf of the Acquiring Fund, represents and warrants to, and agrees with, the Acquired Fund that:

(a)	The Acquiring Fund is a duly
(b)	classified series of the Trust, which is
duly organized, validly existing under the laws of the State of Maryland and is in good standing with the Department, and has the power to own assets and
to carry on its business as contemplated by this Agreement.

(c)	The Trust is duly registered
(d)	under the 1940 Act as an open-end
management investment company (File No.
811- 23107) and such registration has
not been revoked or rescinded and is in
 full force and effect. Prior to the
Closing, the Acquiring Fund will have no
 assets (except cash in payment for the
Initial Shares, as defined in paragraph
 7.7), liabilities or operations of any
kind. The Trust, with respect to the
Acquiring Fund, intends to qualify for the special tax treatment afforded regulated investment companies ("RICs") under
Sections 851-855 of the Code for the taxable
 year that will include the Closing
Date and each subsequent taxable year. The
 Trust is qualified as a foreign
corporation in every jurisdiction where
 required, except to the extent that
failure to so qualify would not have a
 material adverse effect on the Trust or
the Acquiring Fund.

    (c)	No consent, approval, authorization
or order of any court or
governmental authority is required for the consummation by the Trust, on behalf of the Acquiring Fund, of the transactions contemplated herein, except (i) such
as have been obtained or applied for under
 the Securities Act of 1933, as
amended (the "1933 Act"), the Securities
 Exchange Act of 1934, as amended (the
"1934 Act"), and the 1940 Act, (ii) such
 as may be required by state securities
laws and (iii) such as may be required
 under Maryland law for the acceptance for record of the Articles of Merger by the
 Department.

(e)	The Trust is not, and the
(f)	execution, delivery and performance of this
Agreement by the Trust, on behalf of the
 Acquiring Fund, will not result, in
violation of the laws of the State of
Maryland or of the Trust's Declaration of Trust (the "Acquiring Fund Declaration of
 Trust") or the Bylaws of the Trust
(the "Acquiring Fund Bylaws"), or of any
 material agreement, indenture,
instrument, contract, lease or other
undertaking to which the Trust is a party or by which it is bound, and the execution, delivery and performance of this
Agreement by the Trust, on behalf of the
 Acquiring Fund, will not result in the
acceleration of any obligation, or the
 imposition of any penalty, under any
agreement, indenture, instrument,
 contract, lease, judgment or decree to which the Trust is a party or by which it is bound.

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    (e)	The Trust, on behalf of the
Acquiring Fund, has been furnished with the Acquired Fund's Annual Report to
Stockholders for the year ended December 31, 201[5].

(g)	The Trust, on behalf of
(h)	the Acquiring Fund, has full power and
authority to enter into and perform
its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of the Trust
Board, and, subject to shareholder
approval, this Agreement constitutes
 a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting
creditors' rights generally and court
 decisions with respect thereto.

    (g)	No material litigation or
administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Trust, with respect to the Acquiring Fund or
any properties or assets held by it. The
Trust knows of no facts that might
form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

(i)	There are no material contracts
(j)	 outstanding to which the Trust is a
party that have not been disclosed in the Registration Statement (as defined in paragraph 2.1(j) below) or will not be otherwise disclosed to the Acquired
Fund prior to the Effective Date.

(i)	The Trust, on behalf of the
(ii)	Acquiring Fund, has not taken any action and
does not know of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization  within  the  meaning
of Section 368(a) of the Code.

(k)	The registration statement has
(l)	 been filed with the Securities and
Exchange Commission (the "SEC") by
the Trust, with respect to the Acquiring Fund, on Form N-14 relating to the Acquiring
Fund Shares to be issued pursuant to this Agreement, and any supplement or amendment thereto or to the documents therein
(as amended, the "Registration Statement"),
 on the effective date of the
Registration Statement, at the time of the stockholders' meeting referred to in
Article 4 of this Agreement and at the
Effective Date, insofar as it relates to the Acquiring Fund (i) shall have complied or will comply in all material respects
with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and
the prospectus included therein did not
or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the
statements therein, in light of the
circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph 2.1(j) shall not apply to statements in, or omissions from, the
Registration Statement made in reliance upon
 and in conformity with information
furnished by the Acquired Fund for use in the Registration Statement.

    (k)	Before the Closing, the Acquiring
 Fund will not have any issued and
outstanding Acquiring Fund Shares or any outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into, or exchangeable for, any
Acquiring Fund Shares, other than the Initial
 Shares (as defined in paragraph 7.7).

(m)	The Trust, on behalf of the Acquiring
(n)	Fund, is authorized to issue [ ] class O
shares of beneficial interest, par value
$0.00001 per share (the "Acquiring Fund Shares"),
 each outstanding share of which
is fully paid, non-assessable and has full voting rights.

    (m)	The offer and sale of the Acquiring
Fund Shares to be issued pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

(o)	At or prior to the Effective Date,
(p)	the Trust, on behalf of the Acquiring
Fund, will have obtained any and all regulatory,
 board and shareholder approvals
necessary to issue the Acquiring Fund Shares to
 be issued pursuant to this
Agreement.

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    (o)	The books and records of the Acquiring
Fund made available to the Acquired
Fund are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquiring Fund.

(q)	The Trust Board has not adopted
(r)	a resolution electing to be subject to the
Maryland Business Combination Act or the
Maryland Control Share
Acquisition Act.

    2.2 Representations and Warranties
 of the Acquired Fund. The Acquired Fund
represents and warrants to the Trust
 and the Acquiring Fund that the statements contained in this paragraph 2.2 are correct and complete in all material respects as of the execution of this Agreement on the date hereof. The Acquired Fund represents and warrants to, and agrees with, the Trust and the Acquiring Fund that:

(a)	The Acquired Fund is a
(b)	corporation duly organized,
validly existing under the
laws of the State of Maryland and is in
good standing with the Department, and has the power to own all of its assets and to carry on its business as it is now being conducted and to carry out this Agreement.

(c)	The Acquired Fund is duly
registered under the 1940 Act as a closed-end, non-diversified management investment company (File No. 811-21098), and such registration has not been revoked or rescinded and is in full force and effect.
The Acquired Fund has elected and qualified for the special tax treatment afforded
RICs under Sections 851-855 of the Code at
 all times since its inception. The
Acquired Fund is qualified as a foreign
 corporation in every jurisdiction where
required, except to the extent that failure to so qualify would not have a material adverse effect on the Acquired Fund.

(d)	No consent, approval, authorization
 or order of any court or governmental
authority is required for the consummation
 by the Acquired Fund of the
transactions contemplated herein, except
(i) such as have been obtained or
applied for under the 1933 Act, the 1934
Act and the 1940 Act, (ii) such as may
be required by state securities laws and
(iii)	such as may be required under Maryland
(iv)	law for the acceptance for record of the
Articles of Merger by the Department.

(e)	The Acquired Fund is not, and the
 execution, delivery and performance of this Agreement by the Acquired Fund will not result, in violation of the laws of the
State of Maryland or of the charter of
the Acquired Fund (the "Acquired Fund
Charter") or the Bylaws, as amended
(the "Acquired Fund Bylaws"), of the Acquired
Fund, or of any material agreement,
indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Acquired Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Fund is a party or by which it is bound.

(f)	The Trust, on behalf of the Acquiring
 Fund, has been furnished with the
Acquired Fund's Annual Report to Stockholders
 for the year ended December 31,
201[5].

    (f)	The Acquired Fund has full power
 and authority to enter into
and perform its
obligations under this Agreement.
The execution, delivery and performance
of this
Agreement has been duly authorized by
all necessary action of the
Acquired Fund
Board, and, subject to stockholder
approval, this Agreement constitutes a
valid
and binding contract enforceable in
accordance with its terms, subject to
the
effects of bankruptcy, insolvency,
moratorium, fraudulent conveyance and
similar
laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

    (g)	No material litigation or
administrative proceeding or
investigation of or
before any court or governmental body
is presently pending (in which
service of
process has been received) or to its
knowledge threatened against the
Acquired Fund
or any properties or assets held by it.
The Acquired Fund knows of no
facts that
might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to
consummate
the transactions herein contemplated.

    (h)	There are no material contracts
outstanding to which the
Acquired Fund is a
party that have not been disclosed in the Registration Statement or will not be otherwise disclosed to the Trust and the Acquiring Fund prior to the Effective
Date.

(i) Since December 31, 201[5],
there has not been any material
adverse change
in the Acquired Fund's financial condition,
 assets, liabilities or
business and
the Acquired Fund has no known liabilities
 of a material amount,
contingent or

A-4



otherwise, required to be disclosed in
 a balance sheet in accordance with
GAAP
other than those shown on the Acquired
 Fund's statements of assets,
liabilities
and capital referred to above, those
 incurred in the ordinary course of
its
business as an investment company since
 December 31, 201[5], and those
incurred in
connection with the Merger. Prior to the Effective Date, the Acquired
Fund will
advise the Trust and the Acquiring Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course
of
business, existing or accrued. For purposes of this paragraph 2.2(i), a decline in net asset value per share of the Acquired
 Fund due to declines in
market
values of securities in the Acquired Fund's portfolio or the discharge of the
Acquired Fund liabilities will not constitute a material adverse change.

    (j)	All material federal and other tax
returns and information
reports of the
Acquired Fund required by law to have been filed shall have been timely filed
(including any extensions) and are or will be
 correct in all material
respects, and
all federal and other taxes shown as due or
 required to be shown as due
on said
returns and reports shall have been paid or provision shall have been made for the payment thereof, and, to the best of the
 Acquired Fund's knowledge, no
such return
is currently under audit and no assessment
 has been asserted with respect
to such
returns. All tax liabilities of the Acquired
 Fund have been adequately
provided
for on its books, and no tax deficiency or liability of the Acquired Fund has been asserted and no question with respect thereto has been raised by the
Internal
Revenue Service or by any state or local tax authority
 for taxes in
excess of those
already paid, up to and including the taxable
 year in which the Effective
Date
occurs.


    (k)	For each taxable year of its operation, the
Acquired Fund has met the requirements of Subchapter
M of the Code for qualification as a RIC, and has been eligible to and has computed its federal income tax under
Section 852 of the Code.

    (l)	The Acquired Fund has not taken any action and does
know of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    (m)	The Registration Statement, on the effective date
of the Registration Statement, at the time of the stockholders' meetings referred to in Article 4 of this Agreement and at the Effective Date, insofar as it relates to the Acquired Fund

(i) shall have complied or will comply in all material respects with the provisions of the 1933 Act, the 1934
Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph
2.2(m) shall only apply to statements in, or omissions from the Registration Statement made in reliance upon and in conformity with information furnished by the Trust, on behalf of the Acquiring Fund, for use in the Registration Statement.

    (n) All issued and outstanding shares of Acquired Fund Common Stock (i) have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws, (ii) are, and on the Effective Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and
(iii) will be held at the time of the Closing by the persons and in the amounts set forth in the records of the transfer agent as provided in paragraph4.7.
	The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of Acquired Fund Common Stock, nor is there outstanding any security convertible into, or exchangeable for, any shares of Acquired Fund Common Stock.

    (o)	The books and records of the Acquired Fund made
available to the Trust and the Acquiring Fund are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquired Fund.

    (p)	The Acquired Fund Board has not adopted a resolution
electing to be subject to the Maryland Business Combination Act or the Maryland Control Share Acquisition Act.

3.     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE ACQUIRED FUND

3.1 Merger of Acquired Fund Common Stock.

    (a) Merger. Subject to the requisite approval of the stockholders of the Acquired Fund, and the other terms and conditions contained herein, on the Effective Date, each share of Acquired Fund Common Stock will be converted into an

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equivalent dollar amount (to the nearest one tenth of one cent) of
Acquiring Fund
Shares, computed based on the net asset value per share of each of the parties at the Valuation Time (the "Merger Consideration").

    (b) Computation of Net Asset Value. The net asset value per share of the
Acquired Fund Common Stock and the Acquiring Fund Shares shall be determined as of the Valuation Time, and no formula will be used to adjust the net asset value per share so determined of either of the parties' common stock to take into account differences in realized and unrealized gains and losses. The value of the assets of the Acquired Fund to be transferred to the Acquiring Fund shall be determined by the Trust, on behalf of the Acquiring Fund, pursuant to the principles and procedures consistently utilized by the Trust in valuing the
Acquiring Fund's assets and determining its liabilities for purposes of the
Merger, which principles and procedures are substantially similar to those employed by the Acquired Fund when valuing its own assets and determining its own liabilities. Such valuation and determination shall be made by the Trust, on behalf of the Acquiring Fund, in cooperation with the Acquired Fund and shall be confirmed in writing by the Trust, on behalf of the Acquiring Fund, to the
Acquired Fund. The net asset value per share of Acquiring Fund Shares shall be determined in accordance with such procedures, and the Trust, on behalf of the
Acquiring Fund, shall certify the computations involved.

    (c) Cancellation of Acquired Fund Common Stock. On the Effective Date, all shares of the Acquired Fund Common Stock shall cease to be outstanding, shall automatically be cancelled and shall cease to exist and the holders of certificates (the "Common Certificates") or book entry shares ("Common Book-Entry
Shares") which, immediately prior to the Effective Date, represented such shares of the Acquired Fund Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Common Certificates or
Common Book-Entry Shares in accordance with paragraph 3.2, the Merger Consideration.

3.2 Surrender of Shares.

    (a) Paying Agent. Prior to the Effective Date, the Trust, on behalf of the
Acquiring Fund, shall designate [ ] as paying agent for the payment of the Merger
Consideration (the "Paying Agent") as provided in this Article 3.

(b) Payment Procedures.

    (i)	As promptly as practicable after the Effective Date, the
Trust, on behalf of
the Acquiring Fund, shall cause to be mailed to each record holder, as of the
Effective Date, of a Certificate or a Book-Entry Share a letter of transmittal
(which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent or, in the case of Book-
Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) and instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such shares for payment of the Merger Consideration.

    (ii)	Upon surrender to the Paying Agent of Common Certificates
or of Common Book-
Entry Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Common
Certificates or Common Book- Entry Shares shall be entitled to receive in exchange therefor Merger Consideration in the form of separate certificates or share deposit receipts for Acquiring Fund Shares for each share formerly represented by such Common Certificate or Common Book-Entry Shares (less any required withholding taxes) and such Common Certificate or Common Book-Entry
Shares shall then be canceled.

    (iii)	If payment of the Merger Consideration is to be made to a
person other
than the person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that the Certificate or Book-
Entry Share so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the
Merger Consideration, as applicable, to a person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of the Trust and the Acquiring Fund that such tax either has been paid or is not applicable.

    (iv)	Until surrendered as contemplated by, and in accordance
with, this paragraph
3.2, each Certificate and each Book- Entry Share shall be deemed at any time after the Effective Date to represent only the right to receive upon such surrender the applicable Merger Consideration as contemplated by this paragraph 3.

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    (v)	At any time following the date that is six months after the
Effective Date,
the Trust, on behalf of the Acquiring Fund, shall be entitled to require the Paying
Agent to deliver to it any funds (including any interest received with respect thereto) which have been deposited with the Paying Agent and which have not been disbursed to holders of Certificates or Book- Entry Shares and thereafter such holders shall be entitled to look to the Acquiring Fund (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable (without interest) upon due surrender of their Certificates or Book-Entry Shares. The Trust, on behalf of the Acquiring
Fund, shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Acquired Fund Common Stock for Merger Consideration. None of the Trust, on behalf of the Acquiring Fund, the Acquired
Fund or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (vi)	After the Effective Date, the stock transfer books of the
Acquired Fund shall
be closed and thereafter there shall be no further registration of transfers of
Acquired Fund Common Stock that were outstanding prior to the Effective Date. After the Effective Date, Certificates or Book-Entry Shares presented to the Paying
Agent for transfer shall be canceled and exchanged for the Merger Consideration, as applicable, provided for, and in accordance with the procedures set forth in, this Article 3.

    3.3 Withholding Taxes. The Trust, on behalf of the Acquiring Fund, or the
Paying Agent will be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any holder of shares of Acquired Fund
Common Stock such amounts as the Trust, on behalf of the Acquiring Fund, or the
Paying Agent shall determine in good faith are required to be deducted and withheld with respect to such payments under the Code and the rules and Treasury
Regulations promulgated thereunder, or any provision of state, local or foreign tax law. Any amounts so deducted and withheld will be timely paid to the applicable tax authority and will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Acquired Fund Common Stock in respect of which such deduction and withholding was made.


    3.4 Lost, Stolen or Destroyed Certificates. In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Trust, on behalf of the Acquiring Fund, the posting by such person of a bond in customary amount and upon such terms as the Trust, on behalf of the
Acquiring Fund, may determine are necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger
Consideration, as applicable, pursuant to this Agreement.

4.    COVENANTS

    4.1 Operations in the Normal Course. Each party covenants to operate its business in the ordinary course between the date hereof and the Effective Date, it being understood that such ordinary course of business will include (i) the declaration and payment of customary dividends and other distributions and (ii) in the case of the Acquired Fund, preparing for its deregistration.

4.2 Stockholders' Meetings.

    (a)	The Acquired Fund shall hold a meeting of its stockholders
for the purpose of
considering the Merger as described herein, which meeting has been called for [ ],
2016, and any adjournments or postponements thereof.

    (b)	The Acquired Fund has mailed to each of its stockholders of
record entitled
to vote at the meeting of stockholders at which action is to be considered regarding the Merger, in sufficient time to comply with requirements as to notice thereof, a combined Proxy Statement and Prospectus which complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and
Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

    4.3 Articles of Merger. The parties agree that, as soon as practicable after satisfaction of all conditions to the Merger, they will jointly file executed
Articles of Merger with the Department and make all other filings or recordings required by Maryland law in connection with the Merger.

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4.4 Regulatory Filings.

    (a)	The Acquired Fund undertakes that, if the Merger is
consummated, it will
file, or cause its agents to file, an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Acquired Fund has ceased to be a registered investment company.

    (b)	The Trust, on behalf of the Acquiring Fund, has filed the
Registration
Statement with the SEC, which has become effective. The Acquired Fund agrees to cooperate fully with the Trust, on behalf of the Acquiring Fund, and has furnished the information relating to itself to be set forth in the Registration Statement as required by the 1933 Act, the 1934 Act, the 1940 Act, and the rules and regulations thereunder and the state securities or blue sky laws.

    4.5 Preservation of Assets. The Trust, on behalf of the Acquiring Fund, agrees that it has no plan or intention to sell or otherwise dispose of the assets of the Acquired Fund to be acquired in the Merger, except for dispositions made in the ordinary course of business.

    4.6 Stockholder List. Prior to the Effective Date, the Acquired Fund shall have made arrangements with its transfer agent to deliver to the Trust, on behalf of the Acquiring Fund, a list of the names and addresses of all of the holders of record of Acquired Fund Common Stock on the Effective Date and the respective number of shares of Acquired Fund Common Stock owned by each such stockholder, certified by the Acquired Fund's transfer agent or President to the best of their knowledge and belief. The Trust, on behalf of the Acquiring Fund, and the
Acquired Fund will (i) use all reasonable best efforts to cause the Merger to constitute a reorganization under Section 368(a) of the Code and (ii) shall execute and deliver officer's certificates containing appropriate representations at such time or times as may be reasonably requested by counsel, including the effective date of the Registration Statement and the Closing Date, for purposes of rendering opinions with respect to the tax treatment of the Merger.

    4.7 Delisting, Termination of Registration as an Investment Company.
The
Acquired Fund agrees that the (i) delisting of the shares of the Acquired Fund with the NYSE and (ii) termination of its registration as an investment company will be effected in accordance with applicable law as soon as practicable following the Effective Date.

5.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE ACQUIRED FUND

    The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at the Acquired Fund's election, to the following conditions:

5.1 Certificates and Statements by the Acquiring Fund.

    (a)	The Trust, on behalf of the Acquiring Fund, shall have
furnished a statement
of assets, liabilities and capital, together with a schedule of investments with their respective dates of acquisition and tax costs, certified on its behalf by the Trust's President (or any Vice President) and Treasurer, and a certificate executed by both such officers, dated the Effective Date, certifying that there has been no material adverse change in its financial position since December 31,
201[5], other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

    (b)	The Trust, on behalf of the Acquiring Fund, shall have
furnished to the
Acquired Fund a certificate signed by its President (or any Vice President), dated the Effective Date, certifying that as of the Effective Date, all representations and warranties made by the Trust, on behalf of the Acquiring Fund, in this
Agreement are true and correct in all material respects as if made at and as of such date and the Trust, on behalf of the Acquiring Fund, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.

    5.2 Absence of Litigation. There shall be no material litigation pending with respect to the matters contemplated by this Agreement.

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    5.3 Legal Opinion. The Acquired Fund shall have received an opinion of Simpson
Thacher & Bartlett LLP, as counsel to the Trust, in form and substance reasonably satisfactory to the Acquired Fund and dated the Effective Date, to the effect that:

    (i)	the Trust is duly organized, validly existing under the law
of the State of
Maryland and in good standing with the Department;

    (ii)	the Trust has the statutory power to carry on its business
as an open-end investment company registered under the 1940 Act;

    (iii)	the Agreement has been duly authorized, executed and
delivered by the Trust,
on behalf of the Acquiring Fund, and, assuming due authorization, execution and delivery of the Agreement by the Acquired Fund, constitutes a valid and legally binding obligation of the Trust , enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws pertaining to the enforcement of creditors' rights generally and by equitable principles;

    (iv)	to such counsel's knowledge, no consent, approval,
authorization or order of
any United States federal or Maryland or New York state court or governmental authority is required for the consummation by the Trust, on behalf of the Acquiring
Fund, of the Merger, except such as may be required under the 1933 Act, the 1934
Act, the 1940 Act and the published rules and regulations of the SEC thereunder and under Maryland law, New York law and such as may be required under state securities or blue sky laws;

    (v)	the Registration Statement has become effective under the
1933 Act and the
Proxy Statement and Prospectus was filed on [ ], 2015, pursuant to Rule
497(c) of
the rules and regulations of the SEC under the 1933 Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the SEC;

    (vi)	to such counsel's knowledge, there are no legal or
governmental proceedings
or contracts to which the Trust, with respect to the Acquiring Fund, is a party or by which it is bound required to be described in the Registration
Statement which
are not described therein or, if required to be filed, filed as required;

    (vii)	the execution and delivery of this Agreement does not, and
the consummation
of the Merger will not, violate any material provision of the Acquiring
Fund
Declaration of Trust, the Acquiring Fund Bylaws, or any agreement set forth in a schedule to the opinion, which the Trust, on behalf of the Acquiring
Fund, has
advised such counsel are all material contracts to which the Trust is a party or by which the Trust is bound, except insofar as the parties have agreed to amend such provision as a condition precedent to the Merger; and

    (viii)	to such counsel's knowledge, no material suit, action or
legal or
administrative proceeding is pending or threatened against the Trust, with respect to the Acquiring Fund.

In giving the opinion set forth above, Simpson Thacher & Bartlett LLP may state that it is relying on certificates of officers of the Trust, on behalf of the
Acquiring Fund, with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of the
Trust and on the opinion of Foley & Lardner LLP as to matters of Maryland law.

    5.4 Regulatory Orders. The Trust, on behalf of the Acquiring Fund, shall have received from any relevant state securities administrator such order or orders as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

    5.5 Satisfaction of the Acquired Fund. All proceedings taken by the Trust, the Acquiring Fund and its counsel in connection with the Merger and all documents incidental thereto shall be satisfactory in form and substance to the
Acquired Fund.

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6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRUST OR THE ACQUIRING
FUND

    The obligations of the Trust, on behalf of the Acquiring Fund, to consummate the transactions provided for herein shall be subject, at the Trust's election, to the following conditions:

6.1 Certificates and Statements by the Acquired Fund.

    (a)	The Acquired Fund shall have furnished a statement of assets, liabilities
and capital, together with a schedule of investments with their respective dates of acquisition and tax costs, certified on its behalf by its President (or any
Vice President) and its Treasurer, and a certificate executed by both such officers, dated the Effective Date, certifying that there has been no material adverse change in its financial position since December 31, 201[5], other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

    (b)	The Acquired Fund shall have furnished to the Trust, on
behalf of the
Acquiring Fund, a certificate signed by its President (or any Vice President), dated the Effective Date, certifying that as of the Effective Dates, all representations and warranties made by the Acquired Fund in this Agreement are true and correct in all material respects as if made at and as of such date and that the
Acquired Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date.


    6.2 Absence of Litigation. There shall be no material litigation pending with respect to the matters contemplated by this Agreement.

    6.3 Legal Opinion. The Trust, on behalf of the Acquiring Fund, shall have received an opinion of Simpson Thacher & Bartlett LLP, as counsel to the Acquired
Fund, in form and substance reasonably satisfactory to the Trust and dated the
Effective Date, to the effect that:

    (i)	the Acquired Fund is a corporation duly organized, validly
existing under
the law of the State of Maryland and in good standing with the Department;

    (ii)	the Acquired Fund has the corporate power to carry on its
business as a
closed-end investment company registered under the 1940 Act;

    (iii)	the Agreement has been duly authorized, executed and
delivered by the
Acquired Fund, and, assuming due authorization, execution and delivery of the
Agreement by the Trust, on behalf of the Acquiring Fund, constitutes a valid and legally binding obligation of the Acquired Fund enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws pertaining to the enforcement of creditors' rights generally and by equitable principles;

    (iv)	to such counsel's knowledge, no consent, approval,
authorization or order of
any United States federal or Maryland or New York state court or governmental authority is required for the consummation by the Acquired Fund of the Merger, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act and the published rules and regulations of the SEC thereunder and under Maryland law,
New York law and such as may be required under state securities or blue sky laws;

    (v)	to such counsel's knowledge, there are no legal or
governmental proceedings
or contracts to which the Acquired Fund is a party or by which it is bound required to be described in the Registration Statement which are not described therein or, if required to be filed, filed as required;

    (vi)	the execution and delivery of this Agreement does not, and
the consummation
of the Merger will not, violate any material provision of the Acquired
Fund
Charter, the Acquired Fund Bylaws, or any agreement set forth in a schedule to the opinion, which the Acquired Fund has advised such counsel are all material contracts to which the Acquired Fund is a party or by which it is bound, except insofar as the parties have agreed to amend such provision as a condition precedent to the Merger; and

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10



    (vii) to such counsel's knowledge, no material suit, action or legal or administrative proceeding is pending or threatened against the Acquired Fund.

In giving the opinion set forth above, Simpson Thacher & Bartlett LLP may state that it is relying on certificates of officers of the Acquired Fund with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of the Acquired Fund and on the opinion of Foley & Lardner LLP, as to matters of Maryland law.

    6.4 Satisfaction of the Acquiring Fund. All proceedings taken by the Acquired
Fund and its counsel in connection with the Merger and all documents incidental thereto shall be satisfactory in form and substance to the Trust and the Acquiring
Fund.

    6.5 Custodian's Certificate. The Acquired Fund's custodian shall have delivered to the Trust, on behalf of the Acquiring Fund, a certificate identifying all of the assets of the Acquired Fund held or maintained by such custodian as of the
Valuation Time.

    6.6 Books and Records. The Acquired Fund's transfer agent shall have provided to the Trust, on behalf of the Acquiring Fund, (i) the originals or true copies of all of the records of the Acquired Fund in the possession of such transfer agent as of the Effective Date, (ii) a certificate setting forth the number of shares of
Acquired Fund Common Stock outstanding as of the Valuation Time, and
(iii) the
name and address of each holder of record of any shares and the number of shares held of record by each such stockholder.

7.     FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRING FUND AND
ACQUIRED
FUND

    If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Trust, on behalf of the Acquiring Fund,, the other party to this Agreement shall be entitled, at its option, to refuse to consummate the transactions contemplated by this Agreement:

    7.1 Approval of Merger. The Merger shall have been approved by the affirmative vote of a majority of the outstanding shares of Acquired Fund Common Stock; the
Trust, on behalf of the Acquiring Fund, shall have delivered to the Acquired Fund a copy of the resolutions approving this Agreement pursuant to this Agreement adopted by the Trust Board, certified by its secretary; and the Acquired Fund shall have delivered to the Trust, on behalf of the Acquiring Fund, a copy of the resolutions approving this Agreement adopted by the Acquired Fund Board and the Acquired Fund's shareholders, certified by its secretary.

7.2 Regulatory Filings.

    (a)	Any applicable waiting period under the Hart-Scott-Rodino
Antitrust
Improvements Act of 1976, as amended, relating to the transactions contemplated hereby shall have expired or been terminated.

    (b)	The SEC shall not have issued an unfavorable advisory report under Section
25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Merger under Section 25(c) of the 1940 Act;
no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of the Acquired
Fund or would prohibit the Merger.

    (c)	On the Closing Date, no court or governmental agency of
competent
jurisdiction shall have issued any order that remains in effect and that restrains or enjoins the Acquired Fund or the Trust, with respect to the Acquiring Fund, from completing the transactions contemplated by this Agreement.

    7.3 Consents. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Trust, on behalf of the Acquiring Fund, or the Acquired Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or

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properties of the Acquiring Fund or the Acquired Fund, provided that either party
hereto may for itself waive any of such conditions.

    7.4 Registration Statement. The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending.

    7.5 Tax Opinion. The parties shall have received the opinion of Simpson
Thacher & Bartlett LLP, dated the Closing Date, substantially to the effect that, based upon certain facts, assumptions and representations made by the Acquired
Fund, the Trust, on behalf of the Acquiring Fund, and their respective authorized officers:

    (i)	the Merger will constitute a reorganization within the
meaning of Section
368(a)(1) of the Code and that the Acquiring Fund and the Acquired Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

    (ii)	no gain or loss will be recognized by the Acquired Fund
as a result of the Merger or upon the conversion of shares of Acquired Fund Common Stock into Acquiring Fund Shares;

    (iii)	no gain or loss will be recognized by the Acquiring Fund
as a result of the Merger or upon the conversion of shares of Acquired Fund Common Stock into Acquiring Fund Shares;

    (iv)	no gain or loss will be recognized by the holders of the
Acquired Fund Common
Stock upon the conversion of their shares of Acquired Fund Common Stock into
Acquiring Fund Shares;

    (v)	the tax basis of the Acquired Fund assets in the hands of the
Acquiring Fund
will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the consummation of the Merger;

    (vi)	immediately after the Merger, the aggregate tax basis of the
Acquiring Fund
Shares received by each holder of Acquired Fund Common Stock in the Merger will be equal to the aggregate tax basis of the shares of Acquired Fund Common Stock owned by such shareholder immediately prior to the Merger;

    (vii)	a shareholder's holding period for Acquiring Fund Shares will be determined
by including the period for which such shareholder held shares of Acquired Fund
Common Stock converted pursuant to the Merger, provided that such shares of
Acquired Fund Common Stock were held by such shareholder as capital assets; and

    (viii)	the Acquiring Fund's holding period with respect to the
Acquired Fund's
assets transferred pursuant to the Merger will include the period for which such assets were held by the Acquired Fund.

    The delivery of such opinion is conditioned upon the receipt by Simpson Thacher
& Bartlett LLP of representations it shall request of the Trust, on behalf of the
Acquiring Fund, and the Acquired Fund. Notwithstanding anything herein to the contrary, neither the Trust, on behalf of the Acquiring Fund, nor the Acquired Fund may waive the condition set forth in this paragraph 7.5.


    7.6 Assets and Liabilities. The assets and liabilities of the Acquired Fund to be transferred to the Acquiring Fund shall not include any assets or liabilities which the Acquiring Fund, by reason of limitations in its Registration Statement or the Acquiring Fund Declaration of Trust, may not properly acquire or assume. The
Trust, on behalf of the Acquiring Fund, does not anticipate that there will be any such assets or liabilities but the Trust, on behalf of the Acquiring Fund, will notify the Acquired Fund if any do exist and will reimburse the Acquired Fund for any reasonable transaction costs incurred by the Acquired Fund for the liquidation of such assets and liabilities.

    7.7 Initial Shares. The Trust Board shall have authorized the issuance of, and the Trust shall have issued, Acquiring Fund Shares ("Initial Shares") to Legg
Mason Partners Fund Advisor, LLC or an affiliate thereof, in consideration of the payment of $[100,000] of initial seed capital (or other amount that the Trust
Board determines), to vote on the investment management and subadvisory contracts, distribution and service plan, and other agreements and plans referred to in paragraph 7.8 and to take whatever action it may be required to take as the
Acquiring Fund's sole shareholder.

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12



    7.8 Agreements and Plans. The Trust, on behalf of the Acquiring Fund, shall have entered into, or adopted, as appropriate, an investment management contract, a subadvisory contract, a distribution and service plan pursuant to Rule 12b-1 under the 1940 Act, and other agreements and plans necessary for the Acquiring
Fund's operation as a series of an open-end management investment company. Each such contract, plan and agreement shall have been approved by the Trust Board and, to the extent required by law (as interpreted by SEC staff positions), by its trustees who are not "interested persons" thereof (as that term is defined in the
1940 Act) and by Legg Mason Partners Fund Advisor, LLC or its affiliate as the
Acquiring Fund's sole shareholder.

8.     INDEMNIFICATION

    8.1 The Acquiring Fund. The Trust, on behalf of the Acquiring Fund, out of its assets and property, agrees to indemnify and hold harmless the Acquired Fund and the members of the Acquired Fund Board and its officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Fund and those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the
Trust, on behalf of the Acquiring Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Trust, the Acquiring
Fund, or the members of the Trust Board or its officers prior to the Closing Date, provided that such indemnification by the Trust, on behalf of the Acquiring Fund, is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction. In no event shall the Trust's indemnification responsibilities to the Acquired Fund under this paragraph 8.1 extend to any other series of the Trust other than the Acquiring Fund.

    8.2 The Acquired Fund. The Acquired Fund, out of its assets and property, agrees to indemnify and hold harmless the Trust, the Acquiring Fund, and the members of the Trust Board and its officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Trust, with respect to the Acquiring Fund, and those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on
(a) any breach by the Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Acquired Fund or the members of the Acquired Fund Board or its officers prior to the Closing Date, provided that such indemnification by the Acquired Fund is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

9.     BROKER FEES AND EXPENSES

    9.1 No Broker Fees. The Trust, on behalf of the Acquiring Fund, and the
Acquired Fund represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.


    9.2 Payment of Expenses. The costs of the Merger, including legal, audit, and the preparing, printing, assembling and mailing material in connection with this solicitation of proxies, are estimated to be approximately $518,000. LMPFA, or an affiliate thereof, will bear half the costs of the Merger, with the remaining costs borne by the Acquired Fund. Such expenses shall include, but not be limited to, all costs related to the preparation and distribution of the Registration Statement, proxy solicitation expenses, and SEC registration fees. Neither of the
Trust, with respect to the Acquiring Fund, nor the Acquired Fund owes any broker's or finder's fees in connection with the transactions provided for herein.

10.   COOPERATION FOLLOWING EFFECTIVE DATE

    In case at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the

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13



requesting party is entitled to indemnification as described below). The Trust, on behalf of the Acquired Fund, acknowledges and agrees that from and after the
Effective Date, the Trust, on behalf of the Acquiring Fund, shall be entitled to possession of all documents, books, records, agreements and financial data of any sort pertaining to the Acquired Fund.

11.   ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

    11.1 Entire Agreement. The Trust, on behalf of the Acquiring Fund, and the
Acquired Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

    11.2 Survival of Warranties. The covenants to be performed after the Closing by the Trust, on behalf of the Acquiring Fund, and the Acquired Fund, and the obligations of the Trust and the Acquiring Fund in Article 8, shall survive the
Closing. All other representations, warranties and covenants contained in this
Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder and shall terminate on the Closing.

12.   TERMINATION AND WAIVERS


    12.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by resolution of either the Trust Board or the Acquired Fund Board, if circumstances should develop that, in the opinion of that board, make proceeding with the
Agreement inadvisable with respect to the Acquiring Fund or the Acquired Fund, respectively. Any such termination resolution to be effective shall be promptly communicated to the other party and, in any event, prior to the Closing Date. In the event of termination of this Agreement pursuant to the provisions hereof, the
Agreement shall become void and have no further effect, and there shall not be any liability hereunder on the part of either of the parties or their respective board members or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.

    12.2 Waiver. At any time prior to the Effective Date, any of the terms or conditions of this Agreement may be waived by either the Acquired Fund Board or the
Trust Board (whichever is entitled to the benefit thereof), if, in the judgment of such board after consultation with its counsel, such action or waiver will not have a material adverse effect on the benefits intended in this Agreement to the stockholders or shareholders of their respective fund, on behalf of which such action is taken.

13.	TRANSFER RESTRICTION

    Pursuant to Rule 145 under the 1933 Act, and in connection with the issuance of any shares to any person who at the time of the Merger is, to its knowledge, an affiliate of a party to the Merger pursuant to Rule 145(c), the Trust, on behalf of the Acquiring Fund, will cause to be affixed upon the certificate(s) issued to such person (if any) a legend as follows:

    THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE
SECURITIES ACT
OF 1933 AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO
CLEARBRIDGE REAL
ESTATE OPPORTUNITIES FUND. (OR ITS STATUTORY SUCCESSOR) UNLESS (I) A
REGISTRATION
STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF
1933 OR
(II) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE FUND, SUCH REGISTRATION IS NOT REQUIRED.

and, further, that stop transfer instructions will be issued to the Trust's 's transfer agent with respect to such shares. The Acquired Fund will provide the
Trust, on behalf of the Acquiring Fund, on the Effective Date with the name of any
Acquired Fund stockholder who is to the knowledge of the Acquired Fund an affiliate of it on such date.

14.	MATERIAL PROVISIONS

    All covenants, agreements, representations and warranties made under this
Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

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15.	AMENDMENTS

    This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Acquired Fund and the Trust, on behalf of the Acquiring Fund; provided, however, that following the meeting of the Acquired Fund stockholders called by the Acquired Fund pursuant to paragraph 4.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund
Shares to be issued to the holders of Acquired Fund Common Stock under this
Agreement to the detriment of such stockholders without their further approval.

16.	NOTICES

    Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail), personal service or prepaid or certified mail addressed to the Trust, on behalf of the Acquiring Fund, or the Acquired Fund, at its address set forth in the preamble to this Agreement, in each case to the attention of its
President.

17.	ENFORCEABILITY; HEADINGS; COUNTERPARTS; GOVERNING LAW;
SEVERABILITY;
ASSIGNMENT; LIMITATION OF LIABILITY


    17.1 Enforceability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

    17.2 Headings. The Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    17.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

    17.4 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York.

    17.5 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

    17.6 Limitation of Liability. The obligations of the Acquired Fund, and the
Trust, on behalf of the Acquiring Fund, shall not bind any of the directors or trustees, shareholders, nominees, officers, employees or agents of the parties personally, but shall bind only the Acquired Fund or the Trust , as appropriate.
The execution and delivery of this Agreement by an officer of a party shall not be deemed to have been made by the officer individually or to impose any liability on the officer personally, but shall bind only the Acquired Fund or the
Trust , as appropriate. No other series of the Trust other than the Acquiring Fund shall be liable for the obligations of the Acquiring Fund or the Acquired Fund.

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15



IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

LMP Real Estate Income Fund Inc.

By: /s/ Jane Trust
Name: Jane Trust
Title:  Chairman, President and Chief Executive Officer


Legg Mason Funds Trust, on behalf of its series, ClearBridge Real Estate Opportunities Fund

By:/s/ Jane Trust
Name: Jane Trust
Title:  Chairman, President and Chief Executive Officer